Rule 424(b)(3)
                                                      Registration N0. 333-35864

                            RSL Communications, Ltd.

              Prospectus Supplement No. 1 dated September 22, 2000
                        to Prospectus dated July 18, 2000

      The Selling Preferred Stockholders table on page 38 of the Prospectus is hereby supplemented to add certain entities as selling preferred stockholders and to update the number of Series A preferred shares and conversion shares regarding certain other selling preferred stockholders that were previously listed.

Selling                                                Series A       Conversion
Preferred Stockholders                              Preferred Shares    Shares
-------------------------------------------------   ----------------  ----------
AIG SoundShore Holdings Ltd.                             35,000         79,044
CIBC World Markets International Arbitrage Corp.         50,000        112,920
Credit Suisse First Boston Corporation                  369,600        834,704
Donaldson, Lufkin & Jenrette Securities Corp*           166,500        376,023
Emerging Growth Management Co.*                          17,700         39,793
HighBridge International LLC                            130,000        293,592
Goldman Sachs and Company*                              166,500        376,023
JMG Triton Offshore Fund, Ltd.*                         250,000        564,600
Peoples Benefit Life Insurance Company*                  44,800        101,176
Peoples Benefit Life Insurance Company (Teamsters
Separate Account)*                                       28,000         63,235

      * Total number of shares; includes shares already listed in the Prospectus.